Exhibit 99.5

STOCK ORDER FORM
For Internal Use Only
		Positive Physicians Holdings, Inc. 620 Freedom Business Center Suite 200 King of Prussia, PA 19406 Call us at 610-205-6005		BATCH #_______ ORDER #________ CATEGORY ______ REC’D ___________________ O __________ C __________

Policy Number Policy Name Policy Address
ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 12:00 noon, Eastern Time, on __________ __, 2019. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on this form. Stock Order Forms will only be accepted at this address. Faxes or copies of this form will not be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS - READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE	(3) METHOD OF PAYMENT ‑ CHECK OR MONEY ORDER
$ .00
	X $10.00 =	$ .00
Minimum Number of Shares: 50 ($500). Maximum Number of Shares: 5,000 ($50,000). See Stock Order Form instructions for more information regarding maximum number of shares.
Enclosed is a personal check, bank check or
money order made payable to:
______, on behalf of Positive
Physicians Holdings, Inc. in the amount of:
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt.

(4) PURCHASER INFORMATION ‑ SUBSCRIPTION OFFERING

a. ☐  Check here if you were a policyholder of Positive Physicians Insurance Exchange (“PPIX”), Professional Casualty Association (“PCA”), or Physicians’ Insurance Program Exchange (“PIPE”) as of June 1, 2018. (List policy information below.)

(5) PURCHASER INFORMATION ‑ COMMUNITY OFFERING b. ☐ eligible stockholder of Diversus, Inc. c. ☐ Insurance Capital Group LLC. d. ☐ Enstar Holdings (US) LLC e. ☐ Other
Policy Title (Names on Policy)		Policy Number(s)

(6) [Intentionally Omitted]

PLEASE NOTE: FAILURE TO LIST YOUR ELIGIBLE POLICIES, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF PART OR ALL OF YOUR SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(7) MAXIMUM PURCHASER IDENTIFICATION [Intentionally Omitted]
(8) ASSOCIATES/AFFILIATES/ACTION IN CONCERT
☐  Check here if you, or any affiliates and associates or persons acting in concert with you, have submitted other orders for shares. If you check the box, list below all other orders submitted by you or your affiliates and associates or by persons acting in concert with you.

Name(s) listed in Section 9 on other Stock Order Forms		Number of shares ordered	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares ordered

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock registration, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. You may not add the names of other persons who are not named insureds on your eligible policy if you are purchasing in the Subscription Offering. See Stock Order Form Instructions for further guidance.

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number (important)
City	State	Zip	County	Evening Phone Number (important)

(10) FORM OF STOCK OWNERSHIP Check the applicable box. See Stock Order Form Instructions for ownership definitions
☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act
☐ Corporation/Partnership ☐ Other ___________  (for reporting SSN, use minor’s)
FOR BROKER USE ONLY (Community Offering Only) IRA SSN of Beneficial Owner: _____-____-_____
(11) ACKNOWLEDGMENT AND SIGNATURE(S)
I (we) understand that, to be effective, this form, properly completed, together with full payment, must be received by Positive Physicians Holdings, Inc. no later than 12:00 noon Eastern Time, on ______ _____, 2019, otherwise this form and all of my (our) subscription rights in the Subscription Offering will be void. (continued on reverse side of this form)

ORDER NOT VALID UNLESS SIGNED BY ALL PURCHASERS

STOCK ORDER FORM - SIDE 2
(11) ACKNOWLEDGMENT AND SIGNATURES (continued from front of Stock Order Form)

I (we) certify that, if signing on behalf of a company registering common stock in Section 9, or otherwise signing in a fiduciary capacity, I/we am/are legally authorized to do so.

I (we) agree that after receipt by Positive Physicians Holdings, Inc., this Stock Order Form may not be modified or canceled without Positive Physicians Holdings, Inc.’s consent. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Pennsylvania law prohibits any person from transferring or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I (we) certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am (we are) purchasing shares solely for my (our) own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or the right to subscribe for shares, and (3) I am (we are) not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.]

I (WE) ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT INSURED, AND ARE NOT GUARANTEED BY POSITIVE PHYSICIANS HOLDINGS, INC. OR BY THE FEDERAL OR STATE GOVERNMENT.

I (we) further certify that, before purchasing the common stock of Positive Physicians Holdings, Inc., I (we) received the Prospectus dated __________ __, 2019, which contains disclosures concerning, among other things, the nature of the security being offered and the risks involved in the investment. See the “Risk Factors” section beginning on page ___ of the Prospectus.

By executing this form the investor is not waiving any rights under the Federal securities laws, including the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.

Signature: ___________________________________________________

Signature: ___________________________________________________

IF YOU PURCHASE SHARES OF POSITIVE PHYSICIANS HOLDINGS, INC. YOU MUST COMPLETE AND SIGN THE FORM W-9 ON THE LAST PAGE OF THIS ORDER FORM AND SUBMIT THIS FORM TO POSITIVE PHYSICIANS HOLDINGS, INC. IN ORDER TO AVOID BACKUP WITHHOLDING TAX ON ANY FUTURE DIVIDENDS.

POSITIVE PHYSICIANS HOLDINGS, INC.
STOCK ORDER FORM INSTRUCTIONS
Sections (1) and (2) ‑ Number of Shares and Total Payment Due.  Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 50 shares ($500). Except for Insurance Capital Group LLC, Enstar Holdings (US), LLC, and eligible stockholders of Diversus, Inc., the maximum allowable purchase for any person or entity, together with associates, affiliates or persons acting in concert with such person or entity, is 5,000 shares. Please see the Prospectus section entitled “The Conversion and Offering ‑ Limitations on Purchase of Common Stock,” beginning on Page ___ of the Prospectus. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) ‑ Payment by Check or Money Order.  Payment must be made by including with this form a personal check, bank check or money order may payable to “___________, on behalf of Positive Physicians Holdings, Inc.” These will be cashed upon receipt; the funds remitted by personal check, must be available within the account when your Stock Order Form is received. Indicate the amount remitted. Please do not remit cash, wire transfers or third party checks for this purchase.

Section (4) ‑ Purchaser Information (Subscription Offering).  If you checked box (a), please list all names and policy numbers that the purchaser(s) had with PPIX, PCA, or PIPE at June 1, 2018 (an “Eligible Policyholder”). Include all policies held individually or jointly. If purchasing shares for a corporation or partnership, list only the entity’s eligible policies. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of our share allocation in the event of an oversubscription. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See “The Conversions and the Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (5) Purchaser Information (Community Offering). If box (a) does not apply, please check one of box (b), (c), (d), or (e) applicable to the purchaser(s) in Section 9. Orders placed in the Subscription Offering will take preference over orders placed in the Community Offering. See “The Conversions and the Offering” section of the Prospectus for further details about the Subscription Offering and Community Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) ‑ Management and Employees. Not applicable.
Section (7) ‑ Maximum Purchaser Identification. Not applicable.
Section (8) ‑ Associates/Affiliates/Acting in Concert.  Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. Please see the Prospectus section entitled “The Conversions and the Offering ‑ Limitations on Purchases of Common Stock” for the definition of “associate,” “affiliate” and “acting in concert.”

Section (9) ‑ Stock Registration.  Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including the notice of the shares issued to you. Each Stock Order Form will generate one notice of the shares issued to you, subject to the stock allocation provisions described in the Prospectus. IMPORTANT:  Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may include the names of one or more named insureds on the eligible policy, but you may not add the names of persons who are not named insureds on your eligible policy. NOTE FOR FINRA MEMBERS:  If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable FINRA member within one day of payment thereof.

Section (10) ‑ Form of Stock Ownership.  For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for securities. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials ‑ use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr. “ or “Mrs. “ Check the one box that applies.
Buying Stock Individually ‑ Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 9 of the Stock Order Form must have been a named insured on an eligible policy of PPIX, PCA or PIPE.
Buying Stock Jointly ‑ To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been a named insured on an eligible policy of PPIX, PCA or PIPE.
Joint Tenants ‑ Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.
Tenants in Common ‑ May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co‑tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.
Buying Stock for a Corporation/Partnership ‑ On the first name line, indicate the name of the corporation or partnership and indicate that entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been a named insured on an eligible policy issued by PPIX, PCA or PIPE.
Buying Stock in a Trust/Fiduciary Capacity ‑ Indicate the name of the fiduciary and the capacity under which they are acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible policy issued by PPIX, PCA or PIPE.
Buying Stock in a Self-Directed IRA (for trustee/broker use only) ‑ The opportunity to purchase common stock through individual retirement accounts is allowable only in the Community Offering (see Section 5). Stock may be purchased using self-directed individual retirement accounts which have the ability to hold the securities, such as at a brokerage firm. The purchase of shares using such funds can only be made through a self-directed retirement account, not through retirement accounts which are not self-directed. Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information, and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including the notice of shares issued. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes.

Section (11) ‑ Acknowledgment and Signature(s).  Sign and date the Stock Order Form where indicated. All persons listed in Section 9 of the Stock Order Form must sign the form. If signing on behalf of a company registering common stock in Section 9, or otherwise signing in a fiduciary capacity, you must be legally authorized to do so. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas on the Stock Order Form.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment, so that it is received (not postmarked) by Positive Physicians Holdings, Inc. by 12:00 noon, Eastern Time, on __________ __, 2019.  Stock Order Forms can be delivered by using the enclosed postage paid Order Reply Envelope, or by hand or overnight delivery to the Stock Information Center address on the front of the Stock Order Form. Stock Order Forms will only be accepted at this address. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature.
OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS?  Call our Stock Information Center, toll-free, at 610‑205‑____ Monday through Friday from 10:00 a.m. to 4:00 p.m. Eastern Time. The Stock Information Center is not open on weekends or bank holidays.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▸ ______

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▸

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exemption from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a *TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number
☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number
☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement

Sign Here Signature of U.S. person ▸ Date ▸

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following

- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X